UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2007

ACADIA RESOURCES, INC.
(Exact name of registrant as specified in its charter).

Nevada	333-139774	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6408 Parkland Drive, Suite 104
Sarasota, FL 34243
(Address of principal executive offices) (zip code)

(941) 751-6800
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Acadia Resources, Inc. (the “Company”) filed a Certificate of Change to its Certificate of Incorporation (the “Certificate of Change”) with the Secretary of State of Nevada which was effective December 11, 2007.  The Certificate of Change was filed to effect an increase in the authorized shares of common stock of the Company.  The increased in authorized shares of common stock of the Company was approved by the Board of Directors and the majority shareholders of the Company on December 5, 2007.  Pursuant to the Certificate of Change, the authorized shares of common stock of the Company has been increased from 75,000,000 to 1,500,000,000.

Item 9.01 Financial Statements and Exhibits

Exhibit No	Exhibit Name

3.3	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA RESOURCES, INC.

Dated: December 13, 2007	By:	/s/ Carl L. Smith III
Name: Carl L. Smith, III
Title: Chief Executive Officer